                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                    SPR Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                    SPR INC.
                          2015 SPRING ROAD, SUITE 750
                           OAK BROOK, ILLINOIS 60523

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON THURSDAY, JUNE 24, 1999

To the Stockholders of SPR Inc.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SPR Inc. (the "Company"), will be held at 10:00 a.m., on Thursday, June 24, 1999 at the Mariott Suites Hotel, 1500 Opus Place, Downers Grove, Illinois (telephone: (630) 852-1500), for the following purposes:

          1. To elect six (6) directors to hold office until the 2000 Annual Meeting of Stockholders.

          2. To consider and act upon a proposal to approve the Company's 1999 Stock Option Plan.

          3. To ratify and approve the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1999.

          4. To transact such other business as may properly come before the meeting and any adjournment or postponement, thereof.

     Additional information relating to these matters is set forth in the attached Proxy Statement.

     The Board of Directors has fixed the close of business on May 3, 1999, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof (the "Record Date"). Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for at least 10 days prior to the Annual Meeting. This list will also be available at the Annual Meeting.

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO EITHER PROMPTLY MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE OR VOTE BY TELEPHONE OR VIA THE INTERNET AS DESCRIBED IN THE ENCLOSED PROXY CARD SO THAT YOUR SHARES OF STOCK MAY BE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE MEETING. YOUR PROXY WILL BE RETURNED TO YOU IF YOU SHOULD BE PRESENT AT THE ANNUAL MEETING AND SHOULD REQUEST SUCH RETURN OR IF YOU SHOULD REQUEST SUCH RETURN IN THE MANNER PROVIDED FOR REVOCATION OF PROXIES ON THE INITIAL PAGES OF THE ENCLOSED PROXY STATEMENT.

May 21, 1999                              By Order of the Board of Directors
                                          Robert M. Figliulo
                                          Robert M. Figliulo
                                          CEO and Chairman of the Board

                                    SPR INC.
                          2015 SPRING ROAD, SUITE 750
                           OAK BROOK, ILLINOIS 60523

                                PROXY STATEMENT

                    ANNUAL MEETING OF THE STOCKHOLDERS TO BE
                 HELD ON THURSDAY, JUNE 24, 1999 AT 10:00 A.M.

                                  INTRODUCTION

     This Proxy Statement is furnished to the stockholders of SPR Inc. ("SPR" or the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of the Stockholders of the Company (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m., on Thursday, June 24, 1999, at the Marriott Suites Hotel, 1500 Opus Place, Downers Grove, Illinois for the purposes specified in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and enclosed form of proxy ("Proxy") were first sent to stockholders on or about May 21, 1999.

                               PROCEDURAL MATTERS

     The Board of Directors of the Company is soliciting proxies from the stockholders of the Company in connection with the Annual Meeting. The enclosed Proxy enables stockholders to vote on all matters scheduled to come before the Annual Meeting or any adjournments or postponements thereof. The matters scheduled to come before the Annual Meeting include: (i) electing six (6) directors to hold office until the 2000 annual meeting of stockholders; (ii) considering and acting upon a proposal to approve the Company's 1999 Stock Option Plan; (iii) ratifying and approving the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1999; and (iv) transacting such other business as may properly come before the meeting and any adjournments or postponements thereof, as more fully described below.

VOTING REQUIREMENTS

     Record Date and Outstanding Shares. The Board of Directors has fixed the close of business on May 3, 1999 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and vote at the Annual Meeting or any adjournments or postponements thereof. As of the Record Date, the Company had outstanding 13,847,319 shares of the Company's common stock. Each of the outstanding shares of Common Stock is entitled to one vote on all matters coming before the Annual Meeting.

     Required Vote. A plurality of the vote of the shares of Common Stock present and entitled to vote, in person or by proxy at the meeting, is required to elect the nominees for director. The Company's by-laws provide that there is no right of cumulative voting in the election of directors. All other proposals require the affirmative vote of the holders of a majority of the outstanding Common Stock voting in person or by proxy at the meeting. Thus, abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote.

     Voting of Proxies. When Proxies are returned properly executed, the shares represented thereby will be voted by the persons named in the Proxy in accordance with the stockholder's directions. Stockholders are urged to specify their choices by marking the enclosed Proxy; if no choice has been specified, the shares will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Stockholders of record can also give proxies by calling a toll-free telephone number or by using the Internet. The telephone and Internet voting procedures are designed to authenticate stockholders identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Specific instructions for stockholders of record who wish to use the telephone or Internet voting procedures are included with the enclosed proxy card. The use of Internet voting and the Company's voting procedures comply with applicable state law.

     The Board of Directors does not presently intend to bring any business before the Annual Meeting other than the specific proposals referred to in this Proxy Statement and specified in the Notice of Annual Meeting, and so far as is known to the Board of Directors, no other matters are to be brought before the Annual Meeting. As to any other business that may properly come before the Annual Meeting, however, it is intended that proxies be voted in respect thereof in accordance with the judgment of the persons voting such proxies. Execution of the accompanying Proxy may be revoked at any time before it is voted. Revocation is effective upon receipt by the Company of either (i) a subsequently dated Proxy, or (ii) an instrument revoking the Proxy. Additionally, a stockholder may revoke a previously executed Proxy by voting in person at the Annual Meeting. A revocation will not affect a vote on any matters taken prior to the receipt of such revocation. Your attendance at the Annual Meeting will not of itself revoke a Proxy.

     Quorum. The required quorum for the transaction of business at the Annual Meeting will be a majority of the shares of Common Stock entitled to vote on the Record Date. Broker "non-votes" are included for purposes of determining whether a quorum is present at the Annual Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     Annual Report to Stockholders. The Company's Annual Report to Stockholders for the year ended December 31, 1998, containing financial and other information pertaining to the Company, is being furnished to stockholders simultaneously with this Proxy Statement.

     The cost of soliciting Proxies will be borne by the Company. In addition to the use of the mails, Proxies may be solicited by the directors, officers, and employees of the Company, without additional compensation, by personal interview, telephone, telegram or otherwise.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     A board of six (6) directors are to be elected at the Annual Meeting to serve until the 2000 annual meeting of stockholders. All of such directors shall be elected by the holders of Common Stock. The persons named as proxy holders in the accompanying Proxy intend to vote each properly signed and submitted Proxy FOR the election as a director of each of the persons named as a nominee unless authority to vote in the election of directors is withheld on such Proxy. If, for any reason, at the time of the election, one or more of such nominees should be unable to serve, the Proxy will be voted for a substitute nominee or nominees selected by the Board of Directors. Directors are elected by a plurality of votes cast at the Annual Meeting.

CURRENT DIRECTORS AND NOMINEES FOR DIRECTOR

     The following table sets forth the name, age and the positions held of each director currently holding office. All of the directors are standing as nominees for re-election.

                   NAME                       AGE                         POSITION
                   ----                       ---                         --------
Robert M. Figliulo........................    44     CEO and Chairman of the Board of Directors
Stephen J. Tober..........................    34     Executive Vice President and Chief Operating
                                                     Officer and Director
David A. Figliulo.........................    38     Executive Vice President and Director
Ronald L. Taylor(1).......................    54     Director
Sydnor W. Thrift, Jr.(2)..................    69     Director
David P. Yeager(1)(2).....................    45     Director

-------------------------
(1) Member of the Audit Committee of the Board of Directors.

(2) Member of the Compensation Committee of the Board of Directors.

     Directors hold office for one year and until their successors are elected and qualified.

     Robert M. Figliulo has served as Chief Executive Officer and Chairman of SPR since June 1997 and previously served as President and Chairman of SPR Chicago. Since joining the Company in May 1976, Mr. Figliulo has held numerous positions, including Programmer, Analyst, Account Manager, General Manager of both the Tulsa and Chicago offices and Vice President of Marketing. Mr. Figliulo received a Masters in Business Administration from the University of Chicago in 1987. Mr. Figliulo is the brother of David Figliulo.

     Stephen J. Tober has served as SPR's Chief Operating Officer since June 1998 and as Executive Vice President - Finance and Business Development since June 1997. Prior to joining the Company, Mr. Tober worked in the investment banking division of Salomon Smith Barney from 1995 through 1997. From 1991 through 1995 Mr. Tober worked in corporate finance group of the law firm Latham & Watkins. Mr. Tober received a J.D. degree from the University of Virginia School of Law in 1991 and a B.A. degree from Amherst College in 1987.

     David A. Figliulo has served as Executive Vice President and Director of SPR since June 1997, and previously served as Vice President of SPR Chicago. Since joining the Company in July 1989, Mr. Figliulo has served as an Account Manager and as the Vice President of Sales in the Company's Chicago office. Prior to joining the Company, Mr. Figliulo worked as an Account Manager for Baxter Healthcare, an international pharmaceutical company, in the Oxygen Systems Division and was recognized as the division's top salesman in the United States in 1987, 1988 and 1989. Mr. Figliulo is the brother of Robert Figliulo.

     Ronald L. Taylor has served since 1987 as a Director, President and Chief Operating Officer of DeVry, Inc., one of the largest publicly-owned, degree-granting, higher education companies in North America. Mr. Taylor co-founded Keller Graduate School of Management and was, from 1973 to 1987, its President and Chief Operating Officer. Mr. Taylor received a Masters in Business Administration degree from Stanford University in 1971.

     Sydnor W. Thrift, Jr. has served as Director of Player Development for the Baltimore Orioles professional baseball team since November 1994. From November 1991 through October 1994, Mr. Thrift served as the Assistant General Manager for the Chicago Cubs professional baseball team. From January 1991 through October 1991, Mr. Thrift served as a consultant to three professional baseball teams: the San Francisco Giants, the Los Angeles Dodgers and the New York Mets.

     David P. Yeager has served as Vice Chairman of the Board of Directors of Hub Group, Inc., the largest intermodal marketing company in the United States, since January 1992. Mr. Yeager has also served as Chief Executive Officer of Hub Group, Inc. since March 1995 and was President of Hub Group, Inc. from October 1985 through December 1991. Mr. Yeager received a Masters in Business Administration degree from the University of Chicago in 1987.

MEETINGS

     During the year ended December 31, 1998 the Board of Directors held six meetings. Each director attended at least 75% of the aggregate of the number of board meetings held and the total number of meetings of committees on which he served that were held during 1998.

BOARD COMMITTEES

     In October 1996, the Board of Directors established a Compensation Committee consisting of Messrs. Thrift and Yeager and an Audit Committee consisting of Messrs. Taylor and Yeager. The Compensation Committee makes recommendations to the Board of Directors concerning compensation of the Company's officers and employees. The Compensation Committee also oversees and administers the Employee Stock Purchase Plan and the Company's Stock Option Plan. The Audit Committee reviews the results and scope of audits and other services provided by the Company's independent auditors and monitors and reviews the Company's financial policies and internal control procedures. The Compensation Committee held two meetings in 1998. The Audit Committee held three meetings in 1998.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive $1,000 for each board meeting attended and $500 for each committee meeting attended on a date other than a date on which the board meets and are reimbursed for their reasonable out-of-pocket expenses incurred in attending board and committee meetings. These directors are also entitled to receive stock options under the Company's Option Plan for serving on the Board of Directors. Employee directors do not receive additional compensation for serving on the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR DIRECTOR.

EXECUTIVE OFFICERS

     The executive officers of the Company, and their ages and positions as of April 30, 1999, are as follows:

                NAME                   AGE                     POSITION
                ----                   ---                     --------
Robert M. Figliulo...................   44    Chief Executive Officer and Chairman of
                                              the Board of Directors
Stephen J. Tober.....................   34    Executive Vice President and Chief
                                              Operating Officer and Director
David A. Figliulo....................   38    Executive Vice President and Director
Stephen T. Gambill...................   48    Vice President and Chief Financial Officer

     Executive officers of the Company are appointed by, and serve at the direction of, the Board of Directors.

     Robert M. Figliulo. See the description under "Current Directors and Nominees for Director."

     Stephen J. Tober See the description under "Current Directors and Nominees for Director.

     David A. Figliulo. See the description under "Current Directors and Nominees for Director."

     Stephen T. Gambill has served as Vice President and Chief Financial Officer since July 1996. From 1982 through July 1996, Mr. Gambill, a certified public accountant, held various financial management positions within Natural Gas Pipeline Company of America, a large natural gas pipeline, and most recently served as its Director of Accounting. Prior to 1982, Mr. Gambill held various auditing positions with the public accounting firms of Coopers and Lybrand and Deloitte, Haskins & Sells. Mr. Gambill received a Masters in Business Administration degree from the University of Chicago in 1987.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and greater than 10% stockholders, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that, during 1998, all Section 16 filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with by such persons.

                 ITEM 2. APPROVAL OF THE 1999 STOCK OPTION PLAN

     The Board of Directors has adopted the Company's 1999 Stock Option Plan (the "1999 Plan") and directed that the 1999 Plan be submitted to the shareholders for approval. The 1999 Plan will become effective only if the shareholders approve the 1999 Plan at the annual meeting. A copy of the 1999 Plan is attached as Exhibit A to this Proxy Statement and the following description of the plan is qualified in its entirety by reference to Exhibit A.

     As of May 21, 1999, approximately 334,200 additional shares remain available for future awards under the Company's existing stock option plan, plus any shares underlying any of the 995,799 outstanding options which terminate, expire or are surrendered without being exercised in full, which thereupon become available for grant. If the 1999 Plan is approved, the existing stock option plan will remain in effect but the Company does not intend to make future grants of option under that plan.

     The purpose of the 1999 Plan is to provide incentive to directors, employees and consultants of the Company by encouraging them to acquire shares of Common Stock of the Company through options to purchase Common Stock granted pursuant to the 1999 Plan, thereby increasing such persons proprietary interest in the Company and providing them with an increased personal interest in the continued success and progress of the Company, the result of which will promote both the interests of the Company and its shareholders.

     The 1999 Plan provides for the granting of options to purchase a maximum of 1,250,000 shares of Common Stock. The plan also authorizes the award of restricted stock purchase rights. If any options granted under the 1999 Plan terminate, expire or are surrendered without having been exercised in full, the number of shares of common Stock not purchased shall again be available for grant. If the number of outstanding shares of Common Stock are increased or decreased, or such shares are exchanged for a different number or kind of shares of the Company through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination of shares or other similar transaction, the aggregate number of shares of Common Stock subject to the 1999 Plan, the maximum number of shares that may be granted to any Optionee during any calendar year, or the number or kind of shares subject to options will be appropriately and proportionately adjusted by the Company. To date, options for approximately 250,000 shares have been granted subject to shareholder approval of the 1999 Plan.

     The 1999 Plan will be administered by the Company's Compensation Committee, which is required to be composed of two or more directors and which determines the grantees and the terms of all options. The Committee has the exclusive authority to determine the persons to whom awards may be granted, the time or times such award may be granted and to determine the amount and the terms and conditions of the award made to each participant. The Committee is also authorized to interpret and administer the 1999 Plan, establish, amend and revoke rules and regulations relating to the 1999 Plan, determine the terms and conditions to which awards are subject and make all determinations in connection with the 1999 Plan as it may deem necessary or appropriate.

     Options granted under the plan generally expire three months after the termination of the Optionee's service, except in the case of death or disability, in which case the options generally may be exercised up to 12 months following the date of death or termination of service. If the Company is acquired by another entity, outstanding awards may be assumed or substituted by the successor corporation, if any. If a successor corporation does not assume or substitute the awards, the vesting of the awards will be accelerated.

     The plan provides for the grant of both incentive stock options, or ISOs, that qualify under Section 422 of the Internal Revenue Code, and nonqualified stock options or NQSOs. ISOs may be granted only to our employees or employees of a parent or subsidiary. NQSOs and restricted stock purchase rights may be granted to our employees, directors and consultants. The exercise price of ISOs must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of NQSOs must be at least equal to 85% of the fair market value of the common stock on the date of grant. Options granted under the plan have a maximum term of 10 years. Awards granted under the plan may not be transferred other than by will or by the laws of descent and distribution. They generally also must be exercised during the lifetime of the Optionee only by the Optionee.

     ISOs are intended to qualify for favorable Federal income tax treatment under Section 422 of the Internal Revenue Code. An Optionee will not realize any income, nor will the Company be entitled to a deduction, at the time an ISO is granted. If an Optionee does not dispose of the shares acquired on the exercise of an ISO within one year after the transfer of such shares to him or within two years from the date the ISO was granted to him, for Federal income tax purposes:
(a) the Optionee will not recognize any income at the time of exercise of his ISO; (b) the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price is an item of tax preference subject to the alternative minimum tax on individuals; and (c) the difference between the exercise price and the amount realized upon the sale of the shares by the Optionee will be treated as long-term capital gain or loss. The Company will not be entitled to a deduction upon the exercise of an ISO. Except in the case of a disposition following the death of an Optionee and certain other very limited exceptions, if the stock acquired pursuant to an ISO is not held for the minimum periods described above, the excess of the fair market value of the stock at the time of exercise over the amount paid for the stock generally will be taxed as ordinary income to the Optionee in the year of disposition. The Company is entitled to a deduction for Federal income tax purposes at the time and in the amount of which income is taxed to the Optionee as ordinary income by reason of the sale of stock acquired upon the exercise of an ISO.

     An Optionee will not realize any income at the time of NQO is granted, nor will the Company be entitled to a deduction at that time. Upon exercise of a NQO, the Optionee will recognize ordinary income (whether the exercise price is paid in cash or by the surrender of previously owned Common Stock), in an amount equal to the difference between the exercise price and the fair market value of the shares to which the NQO pertains. In the discretion of the Committee, the Optionee may authorize the Company to withhold shares of stock to satisfy the Optionee's tax withholding liability incurred on exercise of the option. The Company will be entitled to a tax deduction in an amount of ordinary income realized by the Optionee.

     Under certain circumstances, accelerated vesting or exercise of options granted to the 1999 Plan participants under the plan in connection with an acquisition of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute payment provision of Section 280G of the Internal Revenue Code. To the extent it is so considered, the plan participant would be subject to an excise tax equal to 20% of the amount of the excess parachute payment, and the Company would be denied a tax deduction for the excess parachute payment.

     A majority of the affirmative votes cast by the Company's stockholders represented in person or by proxy at the Annual Meeting, is required to approve the 1999 Plan. A majority of the votes entitled to be cast on the matter constitutes a quorum. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present but as not voted. Shares as to which a broker indicates it lacks authority to vote on Item 2 will be considered not present for purposes of determining the existence of a quorum and will not be voted for or against Item 2.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1999 PLAN.

                                 PROPOSAL NO. 3
                     RATIFICATION AND APPROVAL OF AUDITORS

     Subject to stockholder approval at the Annual Meeting, the Board of Directors has selected Arthur Andersen LLP ("Arthur Andersen") as the Company's independent auditors for the fiscal years ending December 31, 1999. A representative of Arthur Andersen is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

     The affirmative vote of a majority of the votes cast on this Proposal 3 shall constitute both the ratification and approval of Arthur Andersen as the Company's independent auditors for the calendar year 1999.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION AND APPROVAL OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

EXECUTIVE COMPENSATION

     Summary Compensation Table

     The following table sets forth information with respect to the annual and all other compensation earned for the years ended December 31, 1997 and 1998 for the Company's Chief Executive Officer and the Company's three executive officers other than the Chief Executive Officer (collectively, the "Named Executive Officers").

                                                                                LONG TERM COMPENSATION
                                                                         ------------------------------------
                                           ANNUAL COMPENSATION                  AWARDS
                                    ----------------------------------   ---------------------
         NAME AND                                         OTHER ANNUAL   RESTRICTED   OPTIONS/    ALL OTHER
    PRINCIPAL POSITION       YEAR    SALARY     BONUS     COMPENSATION    STOCK(#)    SARS(#)    COMPENSATION
    ------------------       ----    ------     -----     ------------   ----------   --------   ------------
Robert M. Figliulo.........  1998   $270,000   $276,450                                            $14,768(1)
  Chief Executive Officer
  and                        1997   $180,000   $218,180        --           --             --      $11,742(1)
  Chairman of the Board of
  Directors
Stephen J. Tober(2)........  1998   $200,000   $190,900                                            $10,500(2)
  Executive Vice President   1997   $ 86,538   $ 27,084        --           --        493,409
  and Chief Operating
  Officer
  and Director
David A. Figliulo(3).......  1998   $200,000   $191,733                                            $15,404(3)
  Executive Vice President   1997   $135,000   $142,782        --           --             --      $ 9,499(3)
  and Director
Stephen T. Gambill(4)......  1998   $150,000   $ 38,450                                            $ 8,000(4)
  Vice President and Chief   1997   $150,000   $  6,667        --           --         46,992      $ 5,498(4)
  Financial Officer

-------------------------
(1) Includes: (i) $14,268 and $11,242 of automobile lease payments made by the Company, in 1998 and 1997, respectively, and (ii) $500 in matching payments under the Company's 401(k) plan in each of 1998 and 1997.

(2) Joined the Company in June 1997. Represents amounts paid in 1998 and from June 1997 through December 31, 1997. Includes (i) $10,000 of automobile lease payments in 1998, and (ii) 500 in matching payments under the Company's 401(K) plan in 1998.

(3) Includes: (i) $14,904 and $8,999 of automobile lease payments made by the Company in 1998 and 1997, respectively, and (ii) $500 in matching payments under the Company's 401(k) plan in each of 1998 and 1997.

(4) Includes $7,500 and $4,998 of automobile lease payments made by the Company in 1998 and 1997 and $500 in matching payments under the Company's 401(k) plan in each of 1998 and 1997.

                             OPTION GRANTS IN 1998

     There were no option grants to any of the Named Executive Officers during 1998.

     The following table sets forth information concerning the number and value realized or to options exercised during 1998 and options held at December 31, 1998 by the Named Executive Officers and the value of those options held at such date.

            OPTION EXERCISES IN LAST YEAR AND YEAR-END OPTION VALUES

                                                                 NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                OPTIONS AT DECEMBER 31,       OPTIONS AT DECEMBER 31,
                              SHARES ACQUIRED                            1998                         1998(2)
                                ON EXERCISE        VALUE      ---------------------------   ---------------------------
            NAME                    (#)         REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              ---------------   -----------   -----------   -------------   -----------   -------------
Robert M. Figliulo..........           --               --           --            --       $       --     $       --
Stephen J. Tober............      160,000       $1,976,681      239,427        93,982       $2,907,434     $1,141,252
David A. Figliulo...........           --               --           --            --       $       --     $       --
Stephen T. Gambill..........           --               --        9,398        37,594       $  114,123     $  456,515

-------------------------
(1) Based upon the difference between the closing price on the date of exercise and the option exercise price.

(2) The closing price for the Common Stock as reported on the Nasdaq National Market on December 31, 1998 (the last day of trading in 1998) was $17.25. Value is calculated on the basis of the difference between the option exercise price and $17.25, multiplied by the number of shares of Common Stock underlying the option.

EMPLOYMENT AGREEMENTS

     The Company has entered into substantially identical employment agreements with Robert Figliulo, Stephen Tober, David Figliulo, and Stephen Gambill. The agreements provide that upon termination of employment by the Company, other than for Cause (as defined in the agreements), death or retirement, the Company shall pay the executive an amount equal to no more than the executive's annual base compensation in effect at the time of termination. The agreements also generally provide that in the event of a Change in Control (as defined in the agreements) and the occurrence of certain events, and to the extent deductible under then applicable tax laws, the Company shall pay the executive a payment equal to the sum of: (i) the executive's most recent base annual compensation and annual bonus for the fiscal year prior to the date of the Change in Control; plus (ii) the cash value of the insurance protection (including dependent coverage) then in effect with respect to the Company's health insurance plan, based upon the cost of such insurance to the Company for a 12-month period following the Change in Control date. The agreements also contain noncompetition, nonsolicitation and nondisclosure covenants.

STOCK PLANS

     Employee Stock Purchase Plan. The Company has reserved an aggregate of 750,000 shares of Common Stock for issuance under the Company's Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and will permit eligible employees of the Company to purchase Common Stock through payroll deductions of up to 20% of their total cash compensation; provided that employees may be prohibited from purchasing more than $25,000 worth of stock in any calendar year. The Purchase Plan has two six-month offering periods, beginning on January 1 and July 1 of each year, with the first offering period commencing on October 2, 1997, the date of the Company's initial public offering. The purchase price of Common Stock purchased under the Purchase Plan shall be the lesser of: (i) 85% of the fair market value of the Common Stock (as calculated pursuant to the Purchase Plan) on the first day of an offering period or (ii) 85% of the fair market value of the Common Stock on the last day of an offering period. The Purchase Plan is administered by the Compensation Committee of the Board of Directors. The Board of Directors is authorized to amend or terminate the Purchase Plan at any time. However, the Board of Directors may not, without stockholder approval, modify the Purchase Plan if stockholder approval of the amendment is required for the Purchase Plan to continue to comply with the requirements of Rule 16b-3 under the Exchange Act or Section 423 of the Code.

     Combined Incentive and Non-statutory Stock Option Plan. The Company has reserved an aggregate of 1,566,378 shares of Common Stock for issuance under its existing Stock Option Plan, which may be granted to employees, officers and directors of the Company. The Option Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee provides for awards of NQSO's and ISO's to purchase shares of Common Stock and stock appreciation rights ("SARs"), provided that any director who is not an employee of the Company may not be awarded an ISO. The Option Plan limits the aggregate fair market value of the shares of Common Stock with respect to which ISOs are exercisable for the first time in any calendar year to $100,000. No such annual limitation applies to NQSO grants under the Option Plan.

     The exercise price for options and SARs may be paid: (i) in cash; (ii) by surrendering shares already owned by the optionee; or (iii) if the Compensation Committee so determines, by instructing a broker to sell enough of the optionee's exercised shares to deliver to the Company sufficient sales proceeds to pay the exercise price. The exercise price per share of Common Stock may not be less than 85% (100% in the case of an ISO) of the fair market value of the Common Stock (as calculated pursuant to the Option Plan) on the date the stock option is granted. The base value of an SAR will equal not less than 85% of the market value of a share of Common Stock on the grant date. Option agreements covering options and SARs to be granted under the Option Plan will generally provide that such options and SARs will be exercisable within fifteen years from the date of grant (ten years in the case of ISOs) and will generally vest in annual installments as determined by the Compensation Committee. In the case of any eligible employee who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price of any ISOs granted under the Option Plan may not be less than 110% of the fair market value of the Common Stock on the date of grant and the exercise period may not exceed five years from the date of grant.

     The Board of Directors can terminate or amend the Option Plan at any time, except that no such action generally will be able to adversely affect any right or obligation regarding any awards previously made under the Option Plan without the consent of the recipient. In addition, no amendment may be effective without the prior approval of stockholders, if such approval is required for the Option Plan to continue to comply with applicable regulations of the Code and the Commission. In the event of any changes in the capital structure of the Company, such as a stock dividend or stock split, the Board of Directors must make equitable adjustments to outstanding unexercised awards and to the provisions of the Option Plan to reflect any increase or decrease in the number of issued shares of Common Stock. If the Company becomes a party to a merger, reorganization, liquidation or similar transaction, the Board of Directors may make such arrangements it deems advisable regarding outstanding awards, such as substituting new awards for outstanding awards, assuming outstanding awards or terminating or paying for outstanding awards.

     On June 2, 1997 options to purchase 1,228,849 shares of Common Stock at an exercise price of $5.11 per share were granted to certain employees and outside directors under the Option Plan, of which options to purchase 339,369 shares of Common Stock are presently exercisable.

     On January 5, 1998 options to purchase 52,800 shares of Common Stock at an exercise price of $10.75 per share were granted to certain employees other than Named Executive Officers.

     On July 6, 1998, options to purchase 168,375 shares of Common Stock at an exercise price of $21.00 per share were granted to certain employees other than Named Executive Officers.

     If the Proposal to approve the 1999 Stock Option Plan is approved at the Annual Meeting, the Company does not intend to grant any further options under its 1997 Plan.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors, which is composed entirely of outside, non-employee directors, establishes the Company's compensation strategy and policies and determines the nature and amount of all compensation for SPR's executive officers.

     The Company's compensation policies for executive officers, as determined by the Compensation Committee, are to (a) provide competitive compensation in order to attract and retain superior executive talent, (b) link a significant portion of compensation to financial results, and (c) provide long-term equity compensation, to further align the interests of executive officers with those of shareholders and further reward successful performance. The principal components of SPR's 1998 compensation program for executive officers were base salary and annual cash incentive bonuses based upon achievement of pre-determined financial targets, as well as individual contributions to SPR's performance.

     In making its compensation decisions, the Committee considers SPR's overall financial performance, as well as individual executive contributions, as measured against certain objective and subjective factors which the Committee considers important. In 1998, the Board of Directors commissioned an independent third party to conduct a study of SPR's compensation program and to make recommendations regarding the program for 1998. This study included a survey of compensation practices within SPR's Industry.

ANNUAL BASE CASH COMPENSATION

     SPR's policy is to pay its executive officers at competitive levels for comparable positions. Compensation levels for individual executive officers may be more or less than competitive averages, depending upon a subjective assessment of individual factors such as the executive's position, skills, achievements, tenure with the Company and other historical factors.

ANNUAL CASH INCENTIVE BONUSES

     SPR's bonus plan recognizes and rewards executives for taking actions that build the value of SPR, and provide value-added solutions for our customers. For executive officers, bonus compensation is based on individual performance and company-wide performance. The component of the bonus based on individual performance is conditioned on the individual meeting certain pre-determined objectives and the component of the bonus based on company-wide performance is based on SPR meeting certain performance goals.

LONG-TERM INCENTIVE COMPENSATION

     SPR's Long-Term Incentive Compensation program strives to reward executive performance that successfully executes SPR's long-term business strategy and builds stockholder value. The program allows for the awarding of options and stock appreciation rights. During 1998, no options or stock appreciation rights were granted to SPR's executive officers.

DISCUSSION OF CEO COMPENSATION

     Robert M. Figliulo's compensation for 1998 was based on overall performance of SPR during that year and on relative levels of compensation for CEO's within our industry. Mr. Figliulo was a party to an employment agreement with SPR during 1998 which provided for a minimum annual base salary and a discretionary cash bonus award.

     SPR's Board of Directors approved the following compensation for Mr. Figliulo during 1998: (i) a base salary of $270,000 and (ii) a cash bonus of $276,450. The Compensation Committee will determine Mr. Figliulo's compensation for 1999.

         COMPENSATION COMMITTEE:

         David Yeager               Sydnor Thrift

CERTAIN TRANSACTIONS

     Prior to the closing date of the initial public offering in October 1997, the Company entered into a tax indemnity agreement with each of its then current stockholders which provides, among other things, that the Company will indemnify such stockholders against additional income taxes resulting from adjustments made (as a result of a final determination made by a competent tax authority) to the taxable income reported by the Company as an S corporation for periods prior to the initial public offering, but only to the extent those adjustments result in a decrease in income taxes otherwise payable by the Company as a C corporation for periods after the initial public offering.

     During 1998, the Company retained the services of DeVry, Inc., to provide education and training to its technical employees. Mr. Ronald Taylor, a director of the Company, is a director and the Chief Operating Officer of DeVry, Inc. Payments made by the Company to DeVry in 1998 totalled $314,000. The Company believes that such payments are as favorable to the Company as would otherwise be required to be made for comparable services from an unaffiliated entity.

                               PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total returns for the Company, the Nasdaq Stock Market -- U.S. & Foreign Index and the Nasdaq Computer & Data Processing Services Index during the period commencing on October 2, 1997, the date of the Company's initial public offering, and ending December 31, 1998. The comparison assumes $100 was invested on October 2, 1997 in the Company's Common Stock, the Nasdaq Stock Market -- U.S. & Foreign Index and the Nasdaq Computer & Data Processing Services Index and assumes the reinvestment of all dividends, if any.

'PERFORMANCE GRAPH'

                                                                              NASDAQ STOCK MARKET -      NASDAQ COMPUTER & DATA
                                                        SPR INC.              U.S. & FOREIGN INDEX      PROCESSING SERVICES INDEX
                                                        --------              ---------------------     -------------------------
'10/2/97'                                                100.00                      100.00                      100.00
'12/31/97'                                               106.29                       92.12                       94.18
'12/31/98'                                               161.71                      127.35                      168.14

----------------------------------------------------------------------------------------------------
                                                                10/2/97     12/31/97    12/31/98
----------------------------------------------------------------------------------------------------
  SPR Inc.                                                      $100.00     $106.24     $161.71
----------------------------------------------------------------------------------------------------
  Nasdaq Stock Market - U.S. & Foreign Index                    $100.00     $ 92.12     $127.35
----------------------------------------------------------------------------------------------------
  Nasdaq Computer & Data Processing Services Index              $100.00     $ 94.18     $168.14
----------------------------------------------------------------------------------------------------

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of April 30, 1999: (i) each person known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) each of the Company's Named Executive Officers, and
(iv) all directors and Executive Officers of the Company as a group. Each person or entity named below has an address in care of the Company's principal executive offices. The Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.

                                                              BENEFICIAL OWNERSHIP
                                                              ---------------------
                            NAME                                SHARES     PERCENT
                            ----                                ------     -------
Robert M. Figliulo(1).......................................  2,079,871      15.3%
David A. Figliulo(2)........................................  1,809,871      13.3%
T. Rowe Price & Associates, Inc.(3).........................  1,763,000      13.0%
Putnam Investments, Inc.(4).................................    753,674       5.6%
Chartwell Investment Partners(5)............................    793,547       5.9%
Stephen J. Tober(6).........................................    271,518       2.0%
Stephen T. Gambill(7).......................................     31,314         *
Ronald L. Taylor(8).........................................     23,163         *
Sydnor W. Thrift, Jr.(8)....................................     22,788         *
David P. Yeager(8)..........................................     20,163         *
All Directors and Executive Officers as a Group (7
  persons)(6)(7)(8).........................................  4,258,688      30.7%

-------------------------
 *  Less than 1%.

(1) Includes 559,420 shares owned by the Robert M. Figliulo 1997 Grantor Retained Annuity Trust, for which Robert M. Figliulo serves as sole trustee and has sole investment and voting discretion.

(2) Includes 559,420 shares owned by the David A. Figliulo 1997 Grantor Retained Annuity Trust, for which David A. Figliulo serves as the sole trustee and has sole investment and voting discretion. Does not include an aggregate of 55,989 shares held by Figliulo Family Associates, L.P., a Delaware limited partnership of which partnership Mr. Figliulo is a General Partner. Mr. Figliulo disclaims beneficial ownership of such shares.

(3) Based on Schedule 13G dated February 12, 1999, jointly filed by T. Rowe Price Associates, Inc. and T. Rowe Price New Horizon Fund, Inc. The address for these companies is 100 E. Pratt Street, Baltimore, Maryland 21202. T. Rowe Price has sole dispositive and over the shares and sole voting power over 312,500 shares. T. Rowe Price New Horizons Fund, Inc. has sole voting power over 1,450,000 shares.

(4) Based on a Schedule 13G dated January 26, 1999, filed by Putnam Investments, Inc. ("PI"), Marsh & McLenan Companies, Inc. ("M&MC"), Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("PAC"). PI has shared voting power for 156,850 shares and shared dispositive power for 753,674 shares. PIM has shared dispositive power for 485,850 shares and PAC has shared voting power for 156,850 shares and shared dispositive power for 267,824 shares. PI is a wholly owned subsidiary of M&MC, wholly owns PIM which is the investment advisor to the Putnam family of mutual funds and PAC, which is the investment advisor to Putnam's institutional clients. Both PIM and PAC have dispository power over the shares as investment manager, but each of the mutual fund's trustees have voting power over the shares held by each fund, and PAC has voting power over the shares held by institutional clients. The address for these companies is One Post Office Square, Boston, MA 02109.

(5) Based on Schedule 13G filed February 5, 1999. The address for this Company is 1235 Westlakes Drive, Suite 330, Berwyn, PA 19312.

(6) Includes 270,754 shares subject to options exercisable within 60 days.

(7) Includes 18,799 shares subject to options exercisable within 60 days.

(8) Includes 15,664 shares subject to options exercisable within 60 days.

                     PROPOSALS FOR THE 2000 ANNUAL MEETING

     The next annual meeting of the stockholders is scheduled to be held in June 2000. Stockholder proposals for inclusion in the Company's proxy statement for that meeting must be received at the Company's principal office not later than January 28, 2000. Stockholder proposals must be mailed to the Company's principal executive office at 2015 Spring Road, Suite 750, Oak Brook, Illinois 60523 to the attention of the Secretary of the Company.

                                 OTHER MATTERS

     Management does not know of any other matters to be brought before the Annual Meeting. If any other matter is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters. The Company's Annual Report to Stockholders for the year ended December 31, 1998 is enclosed herewith.

                                          By Order of the Board of Directors
                                          Robert M. Figliulo
                                          Robert M. Figliulo,
                                          CEO and Chairman of the Board

May 21, 1999

                                    SPR INC.
                   1999 COMBINED INCENTIVE AND NON-STATUTORY
                               STOCK OPTION PLAN

     1. Purposes of the Plan. The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

     2. Definitions. As used herein, the following definitions shall apply:

     (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan In accordance with Section 4 hereof.

     (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan.

     (c) "Board" means the Board of Directors of the Company.

     (d) "Code" means the Internal Revenue Code of 1986, as amended.

     (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 hereof.

     (f) "Common Stock" means the Common Stock of the Company.

     (g) "Company" means SPR Inc., a Delaware corporation.

     (h) "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

     (i) "Director" means a member of the Board of Directors of the Company.

     (j) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

     (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

          (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

     (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

     (p) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (q) "Option" means a stock option granted pursuant to the Plan.

     (r) "Option Agreement" means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

     (s) "Option Exchange Program" means a program whereby outstanding Options are exchanged for Options with a lower exercise price.

     (t) "Optioned Stock" means the Common Stock subject to an Option or a Stock Purchase Right.

     (u) "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

     (v) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (w) "Plan" means this 1999 Stock Plan.

     (x) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of a Stock Purchase Right under Section 11 below.

     (y) "Section 16(b)" means Section 16(b) of the Securities Exchange Act of 1934, as amended.

     (z) "Service Provider" means an Employee, Director or Consultant.

     (aa) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 below.

     (bb) "Stock Purchase Right" means a right to purchase Common Stock pursuant to Section 11 below.

     (cc) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be subject to option and sold under the Plan is 1.25 million Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

     If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of either an Option or Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

     4. Administration of the Plan.

     (a) Administrator. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

     (b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

          (i) to determine the Fair Market Value;

          (ii) to select the Service Providers to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

          (iii) to determine the number of Shares to be covered by each such award granted hereunder;

          (iv) to approve forms of agreement for use under the Plan;

          (v) to determine the terms and conditions of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

          (vi) to determine whether and under what circumstances an Option may be settled in cash under subsection 9(e) instead of Common Stock,

          (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted;

          (viii) to initiate an Option Exchange Program;

          (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

          (x) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

          (xi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.

     (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

     5. Eligibility.

     (a) Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

     (b) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted.

The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

     (c) Neither the Plan nor any Option or Stock Purchase Right shall confer upon any Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate such relationship at any time, with or without cause.

     6. Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

     7. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to in Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Options shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

     8. Option Exercise Price and Consideration.

     (a) The per share exercise price for the Shares to be issued upon exercise of an Option shall be the price as is determined by the Administrator, but shall be subject to the following:

          (i) In the case of an Incentive Stock Option

             (A) granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

             (B) granted to any other Employee, the per Share exercise Price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (ii) In the case of a Nonstatutory Stock Option

             (A) granted to a Service Provider who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

             (B) granted any other Service Provider, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

          (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

     (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1) cash,
(2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     9. Exercise of Option.

     (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Except in the case of Options granted to Officers, Directors and Consultants, Options shall become exercisable at a rate of no less than 25% per year over four years from the date the Options are granted. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed exercised when the Company receives: (1) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least thirty (30) days) to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement (of at least six (6) months) to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the uninvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (of at least six (6) months) to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

     10. Non-Transferability of Options and Stock Purchase Rights. The Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     11. Stock Purchase Rights.

     (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator.

     (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine. Except with respect to Shares purchased by Officers. Directors and Consultants, the repurchase option shall in no case lapse at a rate of less than 25% per year over four years from the date of purchase.

     (c) Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

     (d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a stockholder and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 12 of the Plan.

     12. Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

     (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option or Stock Purchase Right until fifteen (15) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option or Stock Purchase Right would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

     (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     13. Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

     14. Amendment and Termination of the Plan.

     (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

     (b) Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

     (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

     15. Conditions Upon Issuance of Shares.

     (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b) Investment Representations. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     16. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     17. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     18. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

     19. Information to Optionees and Purchasers. The Company shall provide to each Optionee and to each individual who acquires Shares pursuant to the Plan, not less frequently than annually during the period such Optionee or purchaser has one or more Options or Stock Purchase Rights outstanding, and, in the case of an individual who acquires Shares pursuant to the Plan, during the period such individual owns such Shares, copies of annual financial statements. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.

     20. Notice. Any notice to the Company required under this Plan shall be in writing and shall either be delivered in person or sent by registered or certified mail, return receipt requested, postage prepaid, to the Company at its principal executive offices, Attention: Benefits Plan Administrator.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  OF SPR INC.
                          TO BE HELD ON JUNE 24, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned, revoking any proxy heretofore given, hereby appoints Robert M. Figliulo and Stephen J. Tober who hold the power to appoint a substitute, proxies of the undersigned, with full power of substitution, with respect to all of the shares of Common Stock of SPR Inc. in which the undersigned is entitled to vote at the Annual Meeting of Stockholders of SPR Inc. to be held at 10:00 a.m. on Thursday, June 24, 1999, at the Marriott Suites Hotel, 1500 Opus Place, Downers Grove, Illinois and any postponements thereof.

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

PLEASE MARK IN THE BOX IN THE FOLLOWING MANNER, USING DARK INK ONLY (X).

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
 /\ FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL /\






                                [LOGO] SPR Inc.


                         ANNUAL MEETING OF STOCKHOLDERS
                           THURSDAY, JUNE 24TH, 1999
                             10:00 A.M. LOCAL TIME


                             MARRIOTT SUITES HOTEL
                                1500 OPUS PLACE
                               DOWNERS GROVE, IL

[X] Please mark your                                                    |  2403
    votes as in this                                                    |___
    example.

THIS PROXY WILL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE MATTERS SPECIFICALLY REFERRED TO BELOW.

[                                THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1,2 AND 3.                                 ]


                FOR   WITHHELD                                                                            FOR   AGAINST   ABSTAIN
1. ELECTION OF  [ ]     [ ]     Nominees:                           2. TO APPROVE THE COMPANY'S 1999      [ ]     [ ]       [ ]
   DIRECTORS                    (1) Robert M. Figliulo,                STOCK OPTION PLAN.
                                (2) David A. Figliulo,
                                (3) Stephen J. Tober,               3. TO RATIFY AND APPROVE THE          [ ]     [ ]       [ ]
                                (4) Ronald L. Taylor,                  APPOINTMENT OF ARTHUR ANDER-
For, except vote withheld from  (5) Sydnor W. Thrift, Jr., and         SEN LLP AS INDEPENDENT AUDITORS
the following nominees(s):      (6) David P. Yeager                    OF THE COMPANY FOR THE FISCAL
                                                                       YEAR ENDING DECEMBER 31, 1999.
___________________________________

                                                                              Please sign as name appears hereon. If stock is
                                                                              registered in the name of two or more persons, each
                                                                              should sign. Executors, attorneys, corporate
                                                                              officers, administrators and trustees should add
                                                                              their titles.




                                                                            ______________________________________________________



                                                                            ______________________________________________________
                                                                              SIGNATURE(S)                            DATE

----------------------------------------------------------------------------------------------------------------------------------
                          /\ FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL /\




                                    SPR INC.


     Dear Stockholder:

          We encourage you to take advantage of two new and convenient ways by which you can vote your shares. You can vote your shares electronically by telephone or via the Internet, which eliminates the need to return the proxy card.

          VOTE BY TELEPHONE. To vote your shares by telephone, use a touch-tone telephone and call the following toll-free number:
     1-800-652-8683, 24 hours a day, 7 days a week. Insert the Control Number printed in the box above, just below the perforation. Follow the simple recorded instructions.

          VOTE BY INTERNET. To vote via the Internet, go to website WWW.VOTE-BY-NET.COM. Insert the Control Number printed in the box above, just below the perforation and then follow the simple instructions. Please be aware that if you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

          The Internet and telephone voting facilities will be available until midnight on June 23, 1999, the day before the Annual Meeting.

                            YOUR VOTE IS IMPORTANT!
                              THANK YOU FOR VOTING

       DO NOT RETURN PROXY IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET